Exhibit 32.1
CERTIFICATION

    In connection with the annual report of Delta Financial Corporation (the “Company”) on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Hugh Miller, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

     This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 9, 2007

                                                                                /s/HUGH MILLER
                                                                                  Hugh Miller
                                                                                  President and Chief Executive Officer